Exhibit 23.4

Consent of Independent Auditor

We consent to the use in this Amendment No. 4 to the Registration Statement (No. 333-218139) on Form S-1 of Ranger Energy Services, Inc. of our report dated February 3, 2017, relating to the financial statements of Magna Energy Services, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

August 1, 2017